Exhibit 6.9

FORM OF

MEMBERSHIP UNIT PURCHASE AGREEMENT

This MEMBERSHIP UNIT PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of [●], 2018, by and between iPic Entertainment Inc., a Delaware corporation (the “Corporation”), and iPic Gold Class Holdings LLC, a Delaware limited liability company (the “Company”).

RECITALS

WHEREAS, the Corporation is contemplating an offer and sale of its shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock” and such shares, the “Shares”), to the public in a best efforts initial public offering (the “IPO”) pursuant to the Offering Statement (as defined herein);

WHEREAS, the Corporation desires to use the net proceeds from the IPO to purchase Membership Units of the Company, and the Company desires to issue its Membership Units to the Corporation in exchange for such net proceeds from the IPO;

WHEREAS, immediately prior to or simultaneous with the purchase by the Corporation of the Membership Units and consummation of the other transactions contemplated by this Agreement, the Company, the Corporation, and the other Members (as defined in the LLC Agreement (as defined below)) will enter into that certain Amended and Restated Limited Liability Company Agreement of the Company in the form substantially set forth as Exhibit A hereto (such agreement, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”);

WHEREAS, upon the Effective Time (as defined below), the Corporation will become the sole manager of the Company; and

WHEREAS, the parties hereto intend for the Corporation’s contribution to the Company of the proceeds received from the Corporation’s IPO in exchange for Membership Units to be treated as a contribution of property governed by Section 721(a) of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Company agree as follows:

AGREEMENT

Article I.
Definitions

Section 1.01        Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.01:

“Company” has the meaning set forth in the Preamble.

“Corporation” has the meaning set forth in the Preamble.

“Effective Time” means the “Effective Time” as defined in the LLC Agreement.

“Encumbrance” means, with respect to any specified asset, any security interest, lien, mortgage, claim, charge, pledge, restriction, option, reservation, equitable interest, deed of trust, right of first refusal, easement, servitude or encumbrance of any nature.

“Initial Closing” means the closing of the transactions contemplated in Sections 2.01, 2.02 and 2.04.

“Initial Closing Date” has the meaning set forth in Section 2.03.

“Initial Consideration” has the meaning set forth in Section 2.02.

“Initial Units” has the meaning set forth in Section 2.01.

“Initial Proceeds” means the net proceeds received by the Corporation in exchange for the issuance and sale of Shares in the IPO. Initial Proceeds will be calculated as the product of (a) the sum of (i) the price per share at which Shares are sold to the public in the IPO minus (ii) the aggregate selling agents’ commissions in such offering, multiplied by (b) the number of Shares sold to the public in the IPO without giving effect to any exercise of the Subsequent Closings. For the avoidance of doubt, Initial Proceeds shall not include the Subsequent Proceeds.

“IPO” has the meaning set forth in the Recitals.

“LLC Agreement” has the meaning set forth in the Recitals.

“Membership Units” means the “Membership Units” of the Company as defined in the LLC Agreement.

“Offering Circular” means the final offering circular for the IPO contained in the Offering Statement.

“Offering Statement” means the Corporation’s offering statement on Form 1-A, file no. 024-10773, as filed with the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Agency Agreement” means the Selling Agency Agreement, dated as of [ ● ], 2018, by and among the Corporation and TriPoint Global Equities, LLC.

“Selling Agents” means TriPoint Global Equities, LLC; Roth Capital Partners, LLC; and Telsey Advisory Group LLC.

“Shares” has the meaning set forth in the Recitals.

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“Subsequent Closing” means the closings of the transactions contemplated in Sections 3.01, 3.02 and 3.04.

“Subsequent Closing Dates” has the meaning set forth in Section 3.03.

“Subsequent Proceeds” means the net proceeds received by the Corporation in exchange for the issuance and sale of Shares in the IPO but solely as a result of the holding of Subsequent Closings. Subsequent Proceeds will be calculated as the product of (a) the sum of (i) the price per share at which Shares are sold to the public in the IPO minus (ii) the aggregate selling agents’ commissions in such offering, multiplied by (b) the number of Shares sold to the public in the IPO solely to the extent one or more Subsequent Closings are held. For the avoidance of doubt, Subsequent Proceeds shall not include the Initial Proceeds.

“Subsequent Units” has the meaning set forth in Section 3.01.

“Transaction Documents” mean the transactional and organizational documents entered into prior to, or contemporaneously with, this Agreement by either the Company or the Corporation, as applicable, in connection with the IPO.

Article II.
Initial Closing

Section 2.01        Company Issuance of Membership Units to Corporation. The Company hereby agrees to issue to the Corporation on the Initial Closing Date, and the Corporation hereby agrees to subscribe for, purchase and accept on the Initial Closing Date, free and clear of all Encumbrances, an aggregate number of Membership Units equal to the aggregate number of Shares sold (excluding any Shares sold in any Subsequent Closings) in the IPO (such Membership Units collectively, the “Initial Units”).

Section 2.02       Consideration. The consideration for the Initial Units shall be an amount equal to the Initial Proceeds (the “Initial Consideration”).

Section 2.03        Initial Closing. The Initial Closing shall be held at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004 at the time and date on which all the conditions set forth in Article VI have been satisfied or waived, or at such later time and date as the Corporation and the Company shall agree in writing (such time and date, the “Initial Closing Date”).

Section 2.04        Initial Closing Deliverables.

(a)        The Company shall deliver, or cause to be delivered, the following documents to the Corporation at the Initial Closing:

(i)        evidence reasonably satisfactory to the Corporation that the Corporation has been registered as the holder of the Initial Units in the books and records of the Company (which evidence may be satisfied by the Schedule of Members attached to the LLC Agreement at the Effective Time, as modified to give effect to the Initial Closing); and

(ii)       all other customary documents, instruments or certificates as shall be reasonably requested by the Corporation and as shall be consistent with the terms of this Agreement.

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(b)        The Corporation shall deliver, or cause to be delivered, the following to the Company at the Initial Closing:

(i)        the Initial Consideration by wire transfer of immediately available funds to a bank account specified by the Company at least one business day prior to the Initial Closing; and

(ii)       all other customary documents, instruments or certificates as shall be reasonably requested by the Company and as shall be consistent with the terms of this Agreement.

Section 2.05        Closing Costs; Transfer Taxes and Fees. The Company shall be solely responsible for the documentary and transfer taxes and any sales or other similar taxes, if any, imposed on the issuance and sale of the Initial Units by the Company to the Corporation under this Agreement, as well as any deficiency, interest or penalty asserted with respect thereto.

Article III.
SubseQUENT Closings

Section 3.01        Corporation Purchase of Additional Membership Units from the Company Section 3.02. Solely to the extent that the Selling Agents determine to hold one or more Subsequent Closings, the Company hereby agrees to sell to the Corporation on each Subsequent Closing Date, and the Corporation hereby agrees to purchase and accept from the Company on each Subsequent Closing Date, free and clear of all Encumbrances, an aggregate number of Membership Units equal to the aggregate number of Shares sold to investors in conjunction with each Subsequent Closing (such Membership Units collectively, the “Subsequent Units”). The Corporation and the Company hereby acknowledge and agree that the obligation of the Company to issue any Subsequent Units in connection with any Subsequent Closing are contingent upon the Selling Agents and the Corporation’s decision to hold any Subsequent Closings. If any Subsequent Closings are held, the Corporation will, on each Subsequent Closing Date, contemporaneously with the sale of Shares by the Corporation to investors, purchase an aggregate number of Subsequent Units from the Company equal to the aggregate number of Shares purchased by investors from the Corporation in conjunction with such Subsequent Closing.

Section 3.02        Consideration. On each Subsequent Closing Day, the consideration for the Subsequent Units shall be an amount equal to the Subsequent Proceeds (the “Subsequent Consideration”). The Corporation shall pay the Subsequent Consideration to the Company.

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Section 3.03        Subsequent Closings(a). Each Subsequent Closing shall be held at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004 at the time and date on which all the conditions set forth in Article VI have been satisfied or waived, or at such later time and date as the Corporation and the Company shall agree in writing (each such time and date, a “Subsequent Closing Date”).

Section 3.04        Subsequent Closing Deliverables.

(a)        The Company shall deliver, or cause to be delivered, the following documents to the Corporation at each Subsequent Closing:

(i)        evidence reasonably satisfactory to the Corporation that the Corporation has been registered as the holder of the Subsequent Units in the books and records of the Company (which evidence may be satisfied by the Schedule of Members attached to the LLC Agreement at the Effective Time, as modified to give effect to the Subsequent Closing); and

(ii)       all other customary documents, instruments or certificates as shall be reasonably requested by the Corporation and as shall be consistent with the terms of this Agreement.

(b)        The Corporation shall deliver, or cause to be delivered, the following to the Company at each Subsequent Closing:

(i)        the Subsequent Consideration by wire transfer of immediately available funds to a bank account specified by the Company at least one business day prior to the Initial Closing; and

(ii)       all other customary documents, instruments or certificates as shall be reasonably requested by the Company and as shall be consistent with the terms of this Agreement.

Section 3.05        Closing Costs; Transfer Taxes and Fees. The Company shall be solely responsible for the documentary and transfer taxes and any sales or other similar taxes, if any, imposed on the sale and transfer by the Company of any Subsequent Units to the Corporation under this Agreement, as well as any deficiency, interest or penalty asserted with respect thereto.

Article IV.
Representations and Warranties of the Company

As of the date of this Agreement and as of each of the Initial Closing Date and, if applicable, any Subsequent Closing Date, the Company represents and warrants to the Corporation as follows:

Section 4.01        Organization; Good Standing; Qualification. The Company is a limited liability company, duly organized and validly existing under the laws of the State of Delaware. The Company has the requisite power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is in good standing and qualified to do business in the State of Delaware and in each other jurisdiction where the failure to so qualify would have a material adverse effect on its ability to enter into this Agreement or to consummate the transactions contemplated hereby.

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Section 4.02        Authorization. The execution, delivery and performance of this Agreement and the issuance by the Company of the Initial Units and, if applicable, any Subsequent Units, have been duly authorized by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

Section 4.03        Consents. Except as has been obtained or will be obtained prior to the Initial Closing and, if applicable, any Subsequent Closing, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party on the part of the Company is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Article V.
Representations and Warranties of the Corporation

As of the date of this Agreement and as of each of the Initial Closing Date and, if applicable, any Subsequent Closing Date, the Corporation hereby represents and warrants to the Company as follows:

Section 5.01        Organization; Good Standing; Qualification. The Corporation is a corporation duly organized and validly existing under the laws of the State of Delaware. The Corporation has the requisite power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Corporation is in good standing and qualified to do business in the State of Delaware and in each other jurisdiction where the failure to so qualify would have a material adverse effect on its ability to enter into this Agreement or to consummate the transactions contemplated hereby.

Section 5.02        Authorization. The execution, delivery and performance of this Agreement and the subscription to the Initial Units have been duly authorized by the Corporation. This Agreement constitutes the legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

Section 5.03        Consents. Except as has been obtained or will be obtained prior to the Initial Closing and, if applicable, any Subsequent Closing, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party on the part of the Corporation is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 5.04        Investor Representations.

(a)        The Corporation is acquiring the Membership Units from the Company for its own account as an investment and not with a view to sell, transfer or otherwise distribute all or any part thereof to any other person in any transaction that would constitute a “distribution” within the meaning of the Securities Act.

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(b)        The Corporation acknowledges and agrees that (i) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Membership Units and (ii) it can bear the economic risk of its investment in the Membership Units.

(c)        The Corporation is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(d)        The Corporation understands that neither the offer nor sale of the Membership Units by the Company hereunder has or will have been registered pursuant to the Securities Act or any applicable state securities laws, that all of the Membership Units will be characterized as “restricted securities” under federal securities laws and that, under such laws and applicable regulations, none of the Units can be sold or otherwise disposed of without registration under the Securities Act or a valid exemption thereunder.

(e)        The Corporation acknowledges and agrees that it (i) has, without reliance on the Company, made its own inquiry and investigation into, and based thereon has formed an independent judgment concerning, the Company and the Membership Units and (ii) has been furnished with, or given adequate access to, such information about the Company and the Membership Units as it has requested.

(f)         The Corporation further acknowledges and agrees that (1) the only representations, warranties, covenants and agreements made in connection with its purchase of the Membership Units from the Company are the representations, warranties, covenants and agreements made in this Agreement, and the Corporation has not relied upon any other representations or information made or supplied by or on behalf of the Company or its representatives, including any information provided by or through the Company’s advisors, and that the Corporation will not have any right or remedy arising out of any such representation or other information and (2) any claims that the Corporation may have against the Company for breach of any representation or warranty shall be based solely on the representations and warranties set forth in Article IV.

Section 5.05        Regulation D Eligibility. Neither the Corporation nor any of its directors, executive officers or affiliates (the Corporation together with such Persons, the “Corporation Covered Persons”) are subject to a Disqualification Event, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Corporation has exercised reasonable care to determine whether any Corporation Covered Person is subject to a Disqualification Event. The purchase of Membership Units from the Company by the Corporation will not subject the Company to any Disqualification Event.

Article VI.
Conditions to Closing

Section 6.01        Conditions to the Obligations of All Parties. The obligations of the parties under this Agreement are subject to the fulfillment or waiver of the following conditions:

(a)        There shall not have been issued and be in effect any order, decree or judgment of, or in, any court, tribunal of competent jurisdiction or governmental authority which makes the issuance by the Company of the Initial Units to the Corporation, the sale by the Company of any Subsequent Units to the Corporation, or any of the other transactions contemplated by this Agreement illegal or invalid;

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(b)        The Corporation shall have entered into the Selling Agency Agreement with respect to the IPO and all conditions to the consummation thereof shall have been, or will contemporaneously be, satisfied, except for conditions to be satisfied under this Agreement at the Initial Closing and, if applicable, any Subsequent Closing;

(c)        The Company shall have been recapitalized in the manner described in the Offering Circular; and

(d)        The transactions described in the Offering Circular under “Offering Circular Summary—Summary of the Transactions”, other than the transactions contemplated by this Agreement, shall have been completed prior to, or will be completed contemporaneously with, the execution of this Agreement.

Section 6.02        Condition to Obligations of the Corporation. In addition to the conditions specified in Section 6.01, the obligations of the Corporation under this Agreement are subject to the fulfillment or waiver of the following conditions:

(a)        all covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to each of the Initial Closing and, if applicable, any Subsequent Closing, shall have been performed or complied with in all material respects;

(b)        each of the representations and warranties of the Company set forth in this Agreement that is qualified as to a material adverse effect shall be true and correct, and each of the representations and warranties of the Company set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of each of the Initial Closing Date and, if applicable, any Subsequent Closing Date as though made on and as of the Initial Closing Date and, if applicable, a Subsequent Closing Date (except to the extent in either case that such representations and warranties speak as of another date);

(c)        solely with respect to the Initial Closing, the Company shall have delivered, or caused to be delivered, to the Corporation instruments of transfer and other transaction documents, in form and substance reasonably satisfactory to the Corporation, to effect the issue of the Initial Units by the Company and the other transactions contemplated by this Agreement, including those documents identified in Section 2.04(a); and

(d)        solely with respect to any Subsequent Closing, if any, the Company shall have delivered, or caused to be delivered, to the Corporation instruments of transfer and other transaction documents, in form and substance reasonably satisfactory to the Corporation, to effect the sale and transfer of the Subsequent Units by the Company and the other transactions contemplated by this Agreement, including those documents identified in Section 3.04(a).

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Section 6.03        Conditions to the Obligations of the Company. In addition to the conditions specified in Section 6.01, the obligations of the Company under this Agreement are subject to the fulfillment or waiver of the following conditions:

(a)        all covenants, agreements and conditions contained in this Agreement to be performed by the Corporation on or prior to the Initial Closing and, if applicable, any Subsequent Closing shall have been performed or complied with in all material respects;

(b)        each of the representations and warranties of the Corporation set forth in this Agreement that is qualified as to a material adverse effect shall be true and correct, and each of the representations and warranties of the Corporation set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Initial Closing Date and, if applicable, any Subsequent Closing Date as though made on and as of the Initial Closing Date and, if applicable, any Subsequent Closing Date (except to the extent in either case that such representations and warranties speak as of another date);

(c)        solely with respect to the Initial Closing, the Corporation shall have delivered to the Company instruments of transfer and other transaction documents, in form and substance reasonably satisfactory to the Company, to effect the issue of the Initial Units by the Company and the other transactions contemplated by this Agreement, including those documents identified in Section 2.04(b); and

(d)        solely with respect to any Subsequent Closing, if any, the Corporation shall have delivered, or caused to be delivered, to the Company instruments of transfer and other transaction documents, in form and substance reasonably satisfactory to the Company, to effect the sale and transfer of any Subsequent Units by the Company and the other transactions contemplated by this Agreement, including those documents identified in Section 3.04(b).

Article VII.
Termination

If the conditions set forth in Article VI are not satisfied or waived on or before the completion of the IPO or if the Offering Statement is withdrawn for any reason prior to that date, this Agreement shall become null and void and be of no further force or effect whatsoever and neither the Company nor the Corporation shall have any further obligations hereunder or with respect hereto. To the extent that no Subsequent Closings are held on or prior to 11:59 p.m. New York City time on [●], 20181, all obligations of the Company and the Corporation related to the Subsequent Closings hereunder will terminate and be extinguished as of such time and date.

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Article VIII.
Covenants

Section 8.01        Further Assurances. From time to time after the date of this Agreement, the Corporation shall deliver or cause to be delivered to the Company such further documents and instruments and shall do and cause to be done such further acts as the Company shall reasonably request to carry out more effectively the provisions and purposes of this Agreement. From time to time after the date of this Agreement, the Company shall deliver or cause to be delivered to the Corporation such further documents and instruments and shall do and cause to be done such further acts as the Corporation shall reasonably request to carry out more effectively the provisions and purposes of this Agreement. For the avoidance of doubt, no party hereto shall be required to make any representations or warranties except as and to the extent provided herein.

Section 8.02        No Transfer or Encumbrance. Between the date hereof and each of the Initial Closing Date and, if applicable, any Subsequent Closing Date, except as specifically disclosed in the Offering Circular, the Company shall not issue, grant, sell, transfer, pledge or otherwise hypothecate any additional Membership Units or any rights to any Membership Units.

Section 8.03        Conduct of the Business. Between the date hereof and each of the Initial Closing Date and, if applicable, any Subsequent Closing Date and except as specifically disclosed in the Offering Circular, the Company shall (i) conduct the business of the Company in the ordinary course consistent with past practice, (ii) use all commercially reasonable efforts to (A) retain the services of its key employees, (B) preserve the Company’s relationships with material customers, suppliers, sponsors, licensees and creditors, and (C) maintain and keep the Company’s properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, (iii) maintain its capital structure as it exists on the date of this Agreement, except as specifically contemplated hereunder.

Article IX.
Miscellaneous

Section 9.01        Governing Law; Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a)        This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

(b)        Each of the parties hereto (i) submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party hereto agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to such party to be served at the address of such party and in the manner provided for the giving of notices in Section 9.02. Nothing in this Section 9.01, however, shall affect the right of any party hereto to serve legal process in any other manner permitted by applicable law. Each party hereto agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

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(c)        AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

Section 9.02        Notices. All notices, demands or other communications to be given under or by reason of this Agreement shall be in writing and shall be deemed to have been received when delivered personally, or when transmitted by overnight delivery service, addressed as follows:

If to the Corporation:

iPic Entertainment Inc.

433 Plaza Real, Suite 335

Boca Raton, FL 33432

Attn: Hamid Hashemi, President and Chief Executive Officer

Facsimile: (561) 393-3269

E-mail: hamid.hashemi@ipic.com

with copies (which copies shall not constitute notice) to:

iPic Entertainment Inc.

433 Plaza Real, Suite 335

Boca Raton, FL 33432

Attn: Paul Safran, SVP and General Counsel

E-mail: paul.safran@ipic.com

and

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attn:   Daniel J. Bursky

 Andrew B. Barkan

Facsimile:   (212) 859-4000

E-mail:        daniel.bursky@friedfrank.com

  andrew.barkan@friedfrank.com

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If to the Company:

iPic Gold Class Holdings LLC

433 Plaza Real, Suite 335

Boca Raton, FL 33432

Attn: Hamid Hashemi, President and Chief Executive Officer

Facsimile: (561) 393-3269

E-mail: hamid.hashemi@ipic.com

with copies (which copies shall not constitute notice) to:

iPic Gold Class Holdings LLC

433 Plaza Real, Suite 335

Boca Raton, FL 33432

Attn: Paul Safran, SVP and General Counsel

E-mail: paul.safran@ipic.com

and

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attn:   Daniel J. Bursky

 Andrew B. Barkan

Facsimile:   (212) 859-4000

E-mail:        daniel.bursky@friedfrank.com

  andrew.barkan@friedfrank.com

Any party to this Agreement may change its address for notices, demands and other communications under this Agreement by giving notice of such change to the other party hereto in accordance with this Section 9.02.

Section 9.03        Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any of the parties hereto and the closing of the transactions contemplated hereby.

Section 9.04        Benefit of Parties; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties to this Agreement, and any assignment without such consent shall be null and void. Nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

Section 9.05        Amendment. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of each of the Corporation and the Company.

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Section 9.06        Waiver. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

Section 9.07        Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 9.08        Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto and supersedes all other agreements and understandings between the parties hereto relating to the subject matter hereof.

Section 9.09        Counterparts and Facsimiles. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other. The parties hereto may execute the signature pages hereof and exchange such signature pages by facsimile transmission.

Section 9.10        Interpretation of Agreement.

(a)        As used in this Agreement, the words “include” and “including, “and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”

(b)        Unless otherwise specified, references in this Agreement to “Articles,” “Sections” and “Exhibits” are intended to refer to Articles and Sections of, and Exhibits to, this Agreement.

(c)        The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(d)        Each party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to in this Agreement. Any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

IPIC GOLD CLASS HOLDINGS LLC

By:
Name:
Title:

IPIC ENTERTAINMENT INC.

By:
Name:
Title:

[Signature Page to Common Unit Purchase Agreement]

Exhibit A

Form of LLC Agreement

[See attached]